EXHIBIT 10.1
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FOR IMMEDIATE RELEASE
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OCTOBER 14, 1999

                              NDC AUTOMATION, INC.
                     ANNOUNCES RECEIPT OF PURCHASE ORDER FOR
                          LASER GUIDED VEHICLE SYSTEMS


         CHARLOTTE, NC, OCTOBER 14, 1999, NDC AUTOMATION, INC. (OTC BULLETIN BOARD "AGVS") WWW.NDCA.COM announced receipt of a purchase order from a major North American printing company, for a turnkey Lazerway(R) LGVS (Laser Guided Vehicle System) to be installed at its Georgia printing facility. The order, totaling in excess of $500,000, includes vehicles, controls hardware and software, engineering services and related equipment.

          " This order confirms NDCA's ability to provide LGVS technology and solutions to this very demanding industry and we are extremely pleased and proud to cooperate with one of its most prominent companies", says Ralph Dollander, President of NDC Automation, Inc.

         NDC Automation, Inc. provides an integrated package of controls technology and related products to be incorporated into and used to control Automatic Guided Vehicle Systems (AGVS). The Company also provides turnkey AGVS solutions to end-users and to system integrators. NDCA's controls hardware and software are designed for optimal flexibility and accuracy and are well suited for a broad range of vehicle types.

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FOR FURTHER INFORMATION CONTACT:

CLAUDE IMBLEAU    RALPH DOLLANDER
V.P. FINANCE      PRESIDENT